Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of Itron, Inc. (the Company) on Form 10-Q for the quarterly period ended March 31, 2014 (the Report) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Philip C. Mezey, the Chief Executive Officer and Steven M. Helmbrecht, the Chief Financial Officer of the Company, each certifies that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PHILIP C. MEZEY
Philip C. Mezey President and Chief Executive Officer
April 30, 2014

/s/ STEVEN M. HELMBRECHT
Steven M. Helmbrecht Executive Vice President and Chief Financial Officer
April 30, 2014